Exhibit 4.1

Execution Version

INVESTOR RIGHTS AGREEMENT

by and between

AEGEAN MARINE PETROLEUM NETWORK INC.

and

MERCURIA ASSET HOLDINGS (HONG KONG) LIMITED

Dated as of August 21, 2018

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II
CORPORATE GOVERNANCE

Section 2.1	Composition of the Board	6
Section 2.2	Replacement of Investor Designee	6
Section 2.3	Voting Agreement	7

ARTICLE III
REGISTRATION RIGHTS

ARTICLE IV
PRE-EMPTIVE RIGHTS

Section 4.1	Pre-Emptive Rights	20
Section 4.2	Procedures	21
Section 4.3	Limitations	21

ARTICLE V
STANDSTILL & NON-DISPARAGEMENT

Section 5.1	Standstill	21
Section 5.2	Non-Disparagement	22
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ARTICLE VI
REPRESENTATIONS

Section 6.1	Investor Representations	22
Section 6.2	Company Representations	22

ARTICLE VII
TERMINATION

Section 7.1	Termination	23
Section 7.2	Effect of Termination	23

ARTICLE VIII
MISCELLANEOUS

 -ii-

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered this 21st day of August, 2018 (the "Effective Date"), by and between Aegean Marine Petroleum Network, Inc. (the "Company") and Mercuria Asset Holdings (Hong Kong) Limited ("Investor").

W I T N E S S E T H:

WHEREAS, one or more affiliates of Investor (the "Lenders") agreed to restructure the Company's or certain of its Subsidiaries' current debt facilities by extending certain loans and  agreeing to make certain amendments and modifications to or otherwise waive certain compliance with and/or defaults of certain provisions thereof and thereunder (such debt facilities, as amended, modified or waived, being collectively referred to as the "Credit Facilities");

WHEREAS, in order to induce the Lenders to provide the Credit Facilities, the Company and Investor have entered into that certain Investment Agreement, dated as of August 19, 2018 (the "Investment Agreement"), pursuant to which, among other things, Investor will be issued by the Company 17,458,038 shares of Common Stock (as herein after defined) (the "Shares"), on the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the issuance of the Shares to Investor, the Company and Investor have entered into this Agreement for purposes, among others, of (a) providing the Investor with representation on the Company's Board of Directors (the "Board"), and (b) providing certain rights and restrictions in connection with the sale or transfer of the Shares, in each case, subsequent to the issuance of the Shares to Investor.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as herein after defined) hereby agree as follows:

ARTICLE I
 DEFINITIONS

Section 1.1          Definitions.  When used in this Agreement, the following terms shall have the meanings set forth below:

(a)          "Action" means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

(b)          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

(c)          "Agreement" shall have the meaning set forth in the Preamble.

(d)          "automatic shelf registration" shall have the meaning set forth in Section 3.4.

(e)          "Bankruptcy and Equity Exception" shall have the meaning set forth in Section 6.1(b).

(f)          "Beneficially Own," "Beneficially Owned," or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

(g)          "Blackout Notice" shall have the meaning set forth in Section 3.10.

(h)          "Blackout Period" shall have the meaning set forth in Section 3.10.

(i)           "Board" shall have the meaning set forth in the Recitals.

(j)           "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

(k)          "Common Stock" shall mean the common stock of the Company, having a par value of $.01 per share.

(l)           "Company" shall have the meaning set forth in the Preamble.

(m)         "Company Equity Securities" shall have the meaning set forth in Section 4.1.

(n)          "Company Expenses" shall have the meaning set forth in Section 3.9.

(o)          "Company Indemnitees" shall have the meaning set forth in Section 3.6(b).

(p)          "Company Securities" shall have the meaning set forth in Section 5.1(a).

(q)          "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(r)           "Credit Facilities" shall have the meaning set forth in the Recitals.

(s)          "Demand Notice" shall have the meaning set forth in Section 3.1(a).

(t)          "Demand Registration" shall have the meaning set forth in Section 3.1(a).

(u)          "Effective Date" shall have the meaning set forth in the Preamble.

(v)          "Effective Period" shall mean a period beginning on the Effective Date and ending on the earlier of (i) such time as all securities of the Company which were Registrable Securities cease to be Registrable Securities and (ii) such time as Investor Beneficially Owns a number of shares of Common Stock representing less than 10% of the Common Stock on a fully diluted basis.

(w)         "Election Notice" shall have the meaning set out in Section 4.2(b).

(x)          "Equity Securities" shall have the meaning set forth in Section 4.1.

(y)          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

(z)          "Excluded Transactions" shall mean (a) the issuance of shares of Common Stock, Options or Convertible Securities as a dividend or distribution on Shares, (b) the issuance of shares of Common Stock, Options or Convertible Securities by reason of a stock split, split-up or other distribution on shares of Common Stock, (c) the issuance of shares of Common Stock or Options to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a compensatory plan, agreement or arrangement approved by the Board (including the Company's 2015 Equity Incentive Plan currently in effect), (d) the issuance of shares of Common Stock or Convertible Securities upon the exercise of Options or upon the conversion or exchange of Convertible Securities, in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security, or (e) the issuance of shares of Common Stock, Options or Convertible Securities in connection with any merger, consolidation, acquisition or as bona fide payment for services.

(aa)        "General Notice" shall have the meaning set forth in Section 4.2.

(bb)        "Governmental Entity" shall mean any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or any government or political subdivision thereof, in each case, whether national, federal, tribal, provincial, state, regional, local or municipal, or any self-regulatory organization, including any stock exchange.

(cc)        "Holder Indemnitees" shall have the meaning set forth in Section 3.6(a).

(dd)       "Holders" shall mean Investor and any permitted transferee of Registrable Securities.

(ee)        "indemnified party" shall have the meaning set forth in Section 3.6(c).

(ff)          "indemnifying party" shall have the meaning set forth in Section 3.6(c).

(gg)        "Investment Agreement" shall have the meaning set forth in the Recitals.

(hh)        "Investor" shall have the meaning set forth in the Preamble.

(ii)          "Investor Designee" shall have the meaning set forth in Section 2.1.

(jj)          "Investor's Proportionate Share" shall have the meaning set forth in Section 4.2(b).

(kk)        "Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

(ll)          "Law" shall mean any statute, law, code, ordinance, rule or regulation, constitution, treaty, common law, judgment, settlement, decree or other legal enforceable requirement or rule of law of any Governmental Entity.

(mm)       "Lenders" shall have the meaning set forth in the Recitals.

(nn)        "Losses" shall have the meaning set forth in Section 3.6(a).

(oo)        "Option" shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(pp)        "Other Securities" shall mean shares of equity securities of the Company other than Registrable Securities.

(qq)        "Parties" shall mean the parties to this Agreement.

(rr)          "Party" shall mean either one of the Parties to this Agreement.

(ss)         "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group.

(tt)           "Piggyback Notice" shall have the meaning set forth in Section 3.1(f).

(uu)         "Piggyback Registration" shall have the meaning set forth in Section 3.1(f).

(vv)         "Prospectus" shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(ww)       "Majority of the Shares" shall mean shares of capital stock (including securities convertible into capital stock) representing, in the aggregate, the right to cast at least a majority of the votes entitled to be cast for the election of directors of the Company.

(xx)          "Registrable Securities" means (i) any shares of the Company Beneficially Owned by Investor acquired on or at any time after the date of this Agreement, (ii) Common Stock issued or issuable upon redemption or exchange of preferred stock of the Company, if any, (iii) any shares of Common Stock acquired by Investor and Beneficially Owned by Investor acquired on or at any time after the date of this Agreement and (iv) any securities issued directly or indirectly with respect to such shares described in clauses (i), (ii) or (iii) because of stock splits, stock dividends, reclassifications, mergers, consolidations, or similar events.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or could be sold in a single day pursuant to Rule 144 without volume, manner of sale or other limitations; (iii) such securities are no longer held by a person or entity other than the Company or any of its Subsidiaries; or (iv) such securities are no longer outstanding.

(yy)        "Registration Statement" means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(zz)         "Representatives" shall have the meaning set forth in Section 8.1(b).

(aaa)      "Requested Registrable Securities" shall have the meaning set forth in Section 3.1(c).

(bbb)     "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

(ccc)      "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

(ddd)     "SEC" shall mean the United States Securities and Exchange Commission.

(eee)      "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

(fff)        "Selling Holder" shall mean each Holder of Registrable Securities included in a registration pursuant to Article III.

(ggg)     "Shares" shall have the meaning set forth in the Recitals.

(hhh)     "Short-Form Registration" shall have the meaning set forth in Section 3.1(f).

(iii)         "Standstill End Date" shall mean the earliest to occur of (i) August 31, 2020, (ii) the date that any Person or Persons unaffiliated with Investor commences an unsolicited tender offer or exchange offer for a Majority of the Shares, (iii) the date on which the Company enters into a definitive agreement with any Person or Persons unaffiliated with Investor (or the Company or any of its Affiliate publicly announces its intention to enter into any such agreement), involving a change-of-control transaction where the stockholders of the Company, as of immediately prior to such change-of-control transaction, cease to Beneficially Own, directly or indirectly, at least 50% of the Common Stock (whether by means of a merger, sale of equity, sale of assets or otherwise), and (iv) the date on which the Company or any of its affiliates becomes insolvent, files for bankruptcy or reorganizes in connection with a bankruptcy or insolvency proceeding.

(jjj)         "Standstill Period" shall mean the period from and after the Effective Date until the Standstill End Date.

(kkk)      "Subsidiary" shall mean, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than 50% of the equity interests of the second Person).

(lll)         "WKSI" has the meaning set forth in Section 3.4.

ARTICLE II
 CORPORATE GOVERNANCE

Section 2.1          Composition of the Board.  From and after the Effective Date and for so long as the Investor, together with its Affiliates, Beneficially Owns at least 50% of the Shares (or, if, following the date of this Agreement, the Company shall engage in a reverse stock split, combine or otherwise reclassify the Shares or otherwise change the Shares into any other securities, then such securities as may outstanding as the result of such change), the Company shall take all actions necessary to appoint one designee of Investor (the "Investor Designee"), who shall initially be David Gallagher, to the Board promptly after the Effective Date, as a director of the Company upon review by the Company of a Directors & Officer's Questionnaire, which shall be the form that has been used by the Company historically (the "D&O Questionnaire") to be completed by him to conclude that no disclosure would be required under subclauses (2) through (8) of clause (f) of Section 401 of Regulation S-K promulgated under the Securities Act ("401(f) Disclosure").  Such actions shall include, but are not limited to, increasing the size of the Board to eight (8) directors (or such number of directors as is necessary or otherwise required to accommodate the Investor Designee becoming a member of the Board), or replacing an existing director with the Investor Designee, and causing the Investor Designee to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as director at the Company's next annual meeting of the stockholders of the Company (which next annual meeting shall take place no later than August 31, 2019) and for reelection at every annual meeting thereafter at which directors are to be elected.  The Company shall use its best efforts to cause the election of the Investor Designee (but not greater efforts than used for the Company's other nominees).

Section 2.2          Replacement of Investor Designee.  From and after the Effective Date and for so long as the Investor, together with its Affiliates, Beneficially Owns at least 50% of the Shares (or, if, following the date of this Agreement, the Company shall engage in a reverse stock split, combine or otherwise reclassify the Shares or otherwise change the Shares into any other securities, then such securities as may outstanding as the result of such change), if the Investor Designee has resigned, died, or is otherwise unable to serve as director for any reason, the Investor shall designate an individual to be a replacement for such Investor Designee, who shall be reasonably acceptable to the Company (it being agreed that any Investor Designee that is either (a) a member, partner, director, officer or employee of Investor or Investor's Affiliates, or (b) another individual who qualifies as "independent" pursuant to New York Stock Exchange listing standards (other than any standards that take into account ownership of any shares of the Common Stock or other securities of the Company) shall be acceptable to the Company) in each case so long as (i) such replacement completes a D&O Questionnaire which is delivered to the Company and (ii) no 401(f) Disclosure will be required with respect to such replacement, and the

Company, upon receiving written notice of the name of such replacement Investor Designee, shall cause such replacement Investor Designee to be installed in office in replacement of such former Investor Designee within fifteen (15) Business Days of the later of the Company's receipt of such written notice and a completed D&O Questionnaire from such replacement.

Section 2.3          Voting Agreement.  Investor agrees that, during the Standstill Period, it shall vote, or cause to be voted, in any vote of the stockholders of the Company, all shares of Common Stock Beneficially Owned by Investor as directed by the Board with respect to the election of directors and other matters that are considered "routine" under New York Stock Exchange Rule 452 pursuant to which a broker may vote shares on behalf of its clients without specific voting instructions from its clients.

ARTICLE III
 REGISTRATION RIGHTS

Section 3.1          Demand Registrations.

(a)          At any time and from time to time during the Effective Period, a Holder or group of Holders that Beneficially Owns a number of shares of Common Stock representing not less than ten percent (10%) of the Common Stock shall have the right by delivering a written notice to the Company (a "Demand Notice") to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by Holders and requested by such Demand Notice to be so registered (a "Demand Registration").  A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.  As promptly as practicable, but no later than seven (7) Business Days after receipt of a Demand Notice, the Company shall give written notice of such Demand Notice to all Holders of record of Registrable Securities.

(b)          Following receipt of a Demand Notice, the Company shall use its commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than 30 days after receipt by the Company of such Demand Notice, a Registration Statement (including, without limitation, on Form S-1, Form F-1, Form S-3 or Form F-3 (or any comparable or successor form or forms or any similar long-form or short-form registration) by means of a shelf registration pursuant to Rule 415 under the Securities Act, if so requested and the Company is then eligible to use such a registration and if there is no then-currently effective shelf registration statement on file with the SEC which registers or is capable of registering without a post-effective amendment all the Registrable Securities requested to be registered) relating to the offer and sale of the Registrable Securities requested to be included therein by the initial requesting Holder and any other Holder of Registrable Securities that shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within 20 days after the receipt of the Demand Notice, in accordance with the method or methods of disposition of the applicable Registrable Securities elected by such Holders, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. Notwithstanding anything contained herein, the Company shall not be required to file a registration statement unless the required financial statements are available.

(c)          If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the amount, price, timing or distribution of the Registrable Securities to be so included, then there shall be included in such offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated for inclusion as follows:  (i), first, the Registrable Securities for which inclusion in such demand offering was requested by the Investor and (ii) second, the Registrable Securities for which inclusion in such demand offering was requested by the other Holders (collectively, the "Requested Registrable Securities"), in each case, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by the Investor and each such Holder.

(d)          The Holders collectively shall be entitled to request no more than four (4) Demand Registrations on the Company, except that if Holders other than the Investor request Demand Registrations that the Investor does not participate in, the Investor shall be entitled to a request an additional Demand Registration and in no event shall the Company be required to effect more than one Demand Registration in any six month period.

(e)          In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold, except that if the Company is requested to file a shelf registration pursuant to Rule 415 of the Securities Act it shall be required to maintain the continuous effectiveness of such Registration Statement until all Registrable Securities initially covered thereby are no longer Registrable Securities.

(f)          Within sixty (60) days of becoming eligible to file a Form S-3 or Form F-3 or any comparable or successor form or forms or any similar short-form registration (including pursuant to Rule 415 under the Securities Act) ("Short-Form Registration"), the Company shall file a shelf registration statement on such form providing for the registration of, and the sale on a continuous or delayed basis of all of the Registrable Securities, pursuant to Rule 415 under the Securities Act, to permit the distribution of the Registrable Securities.  Upon filing a Short Form Registration, through the end of the Effective Period, the Company will use its commercially reasonable efforts to keep such Short-Form Registration effective with the SEC at all times and to refile such Short-Form Registration upon its expiration (if such expiration occurs prior to the end of the Effective Period), and to cooperate in any shelf take down by amending or supplementing the prospectus statement related to such Short-Form Registration as may reasonably be requested by the Holders or as otherwise required.

Section 3.2          Piggyback Registrations.

(a)          If, at any time during the Effective Period, the Company (other than pursuant to Section 3.1) proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) pursuant to a Demand Registration in accordance with Section 3.1 hereof), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall use commercially reasonable efforts to give written notice of such proposed filing at least 30 days before the anticipated filing date (the "Piggyback Notice") to the Holders.  The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities as they may request (a "Piggyback Registration").  Subject to Section 3.2(b) hereof, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from any Holder written requests for inclusion therein within 15 days following receipt of any Piggyback Notice by such Holder, which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof.  The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.  The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.  No Piggyback Registration shall count towards registrations required under Section 3.1.

(b)          If any of the securities to be registered pursuant to the registration giving rise to the Holders' rights under this Section 3.2 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any Other Securities included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)          first, all Other Securities being sold by the Company, in the case of a registration initiated by the Company, or by any Person (other than a Holder), in the case of a registration initiated by such Person, exercising a contractual right to demand registration;

(ii)          second, all Registrable Securities requested to be included by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

(iii)          third, all Other Securities being sold by the Company (in the case of a registration in response to the exercise of Demand Registration other than by a Holder) or, in the case of a Company initiated registration, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 3.3          Lock-Up Agreements.

(a)          Each Holder agrees, in connection with any underwritten offering made during the Effective Period pursuant to a Registration Statement filed pursuant to this Article III in which such Holder has elected to include Registrable Securities, if requested (pursuant to a written notice) by the managing underwriter(s), not to effect any public sale or distribution of any preferred stock or Common Stock of the Company (or securities redeemable for or convertible into or exchangeable or exercisable for such equity securities, in each case other than preferred stock) (except as part of such underwritten offering) during the period commencing not earlier than seven (7) days prior to and continuing for not more than ninety (90) days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related Registration Statement (or a Prospectus supplement if the offering is made pursuant to a "shelf" registration) pursuant to which such underwritten offering shall be made; provided, that such Holders shall only be so bound so long as and to the extent that each (i) other stockholder having registration rights with respect to the securities of the Company and (ii) executive officer of the Company is similarly bound.

(b)          With respect to each underwritten offering of Registrable Securities covered by a registration pursuant to Section 3.1, the Company agrees not to effect any public sale or distribution, or to file any registration statement (other than (x) any such registration statement required under Section 3.1 or (y) a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing not earlier than seven (7) days prior to and continuing for not more than ninety (90) days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related registration statement (or a Prospectus supplement if the offering is made pursuant to a "shelf" registration) pursuant to which such underwritten offering of Registrable Securities shall be made, in each case, as may be requested by the managing underwriter for such offering.

Section 3.4          Registration Procedures.  If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article III, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)          Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC.

(b)          Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)          Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the existence of any fact of which the Company becomes aware that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)          Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)          Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(f)          Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 3.4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(g)          Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(h)          Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least two (2) Business Days prior to any sale of Registrable Securities.

(i)          Use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities within the United States, except as may be required solely as a consequence of the nature of such Selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities.

(j)          Subject to Section 3.10, as soon as practicable after the occurrence of any event contemplated by Section 3.4(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)          Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its commercially reasonable efforts to furnish to the Selling Holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsel to the Selling Holders of the Registrable Securities), addressed to each Selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each Selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 3.6 hereof with respect to all parties to be indemnified pursuant to said Section and (v) deliver such documents and certificates as may be reasonably requested by the Holders, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(l)          Upon execution of a customary confidentiality agreement (in the case of the Selling Holders only), make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(m)          Cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in up to an aggregate of four (4) "road shows") taking into account the Company's business needs.

(n)          Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(o)          Take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 3.1 or 3.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p)          Promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable registration statement such information as the lead underwriter or underwriters, if any, and the Selling Holders holding a majority of each class of Registrable Securities being sold agree (with respect to the relevant class) should be included therein relating to the plan of distribution with respect to such class of Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(q)          Cooperate with each Selling Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(r)          Use its best efforts to cause all such Registrable Securities registered pursuant to such Registration Statement to be listed and remain on each securities exchange and automated interdealer quotation system on which identical securities issued by the Company are then listed.

(s)          Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the applicable Registration Statement.

(t)          Use its best efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a "WKSI") at the time any Demand Registration request is submitted to the Company, and such Demand Registration request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an "automatic shelf registration statement") on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  Subject to Section 3.5, if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall, upon written request by the Holders, refile a new automatic shelf registration statement covering the Registrable Securities, if there are any remaining Registrable Securities covered thereunder.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

The Company may require each Selling Holder to furnish to the Company in writing such customary information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(c)(ii), (c)(iii), or (c)(v) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 3.1 and Section 3.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 3.5          [RESERVED].

Section 3.6          Indemnification.

(a)          Indemnification by the Company.  The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, "Holder Indemnitees"), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys' fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement, any document incorporated by reference therein or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final Prospectus, any document incorporated by reference therein or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) any violation by the Company of any Law applicable in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to a Selling Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, as the case may be, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter for inclusion in such document; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a Selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Selling Holder within the meaning of the Securities Act, under the indemnity agreement in this

Section 3.6 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent (i) that any such loss, claim, damage or liability of such underwriter, Selling Holder or controlling Person results from the fact that such underwriter or Selling Holder sold Registrable Securities to a Person to whom there was not sent or given (if at such time a Prospectus is required to be delivered under the Securities Act), at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or Selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission or (ii) sales were made during a Blackout Period.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities.  The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b)          Indemnification by Selling Holders.  In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers and directors of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, "Company Indemnitees"), from and against any and all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder for inclusion in such document.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons.  The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including Section 3.6) applicable to it.

(c)          Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually, materially and economically prejudiced by such delay or failure.  The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party's expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:  (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to promptly employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel; or (iii) in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).  The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.  Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation therefrom.

(d)          Contribution.

(i)          If the indemnification provided for in this Section 3.6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(iii)          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.7          Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, use commercially reasonable efforts to make publicly available other information which would permit sales pursuant to Rule 144 under the Securities Act or any similar rules or regulations hereafter adopted by the SEC), and it will use commercially reasonable efforts to take such further action as any Holder may reasonably request to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 3.8          Underwritten Registrations.

(a)          If any offering of Registrable Securities pursuant to any Demand Registration or shelf registration is an underwritten offering, the Company and the Holders holding a majority of the Registrable Securities to be sold in such offering, shall mutually select the investment bank or investment banks and managers marketing the offering; provided, that the Company shall propose the names of three nationally recognized investment banks to serve as the lead underwriter for any such offering and the Holders holding a majority of the Registrable Securities to be sold in such offering shall have the right to select as lead underwriter one of the three proposed investment banks.  The Company shall have the right to select the investment bank or investment banks and managers to market any incidental or Piggyback Registration.

(b)          No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form (including pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter, provided that no such person will be required to sell more than the number of Registrable Securities that such Person has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 3.9          Registration Expenses.  The Selling Holders shall pay, pro rata based on Registered Securities sold in the offering, all fees, disbursements and commissions of any investment bank or investment banks and managers (including in any underwritten offering, the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of such securities) and except as noted in the following sentence, fees and expenses of legal counsel for any Holder and all transfer taxes, if any.  The Company shall pay all reasonable documented expenses incident to the Company's performance of or compliance with its obligations under this Article III, including, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities), (ii) printing expenses, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company and one firm of counsel for all Holders in connection with each registration and offering, (v) expenses of the Company incurred in connection with any road show, and (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any "cold comfort" letters required by this Agreement) and any other Persons, including special experts retained by the Company.

Section 3.10          Blackout Periods.  With respect to any Registration Statement, or amendment or supplement thereto, whether filed or to be filed pursuant to this Agreement, if the Company shall determine, in its good faith judgment, that to maintain the effectiveness of such Registration Statement or file an amendment or supplement thereto (or, if no Registration Statement has yet been filed, to file such a Registration Statement) would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its Subsidiaries that would materially interfere with such transaction or negotiations, (ii) require the public disclosure of material non-public information concerning the Company at a time when its directors and executive officers are restricted from trading in the Company securities or (iii) otherwise materially interfere with financing plans, acquisition activities or business activities of the Company, the Company may, for one or more reasonable periods (a "Blackout Period"), and in any event for not more than ninety (90) days per year in the aggregate and no more than three (3) times per year, notify the Holders whose sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a "Blackout Notice") that such Registration Statement is unavailable for use (or will not be filed as requested).  Upon the receipt of any such Blackout Notice, during the Blackout Period set forth in such notice, the Holders shall forthwith discontinue use of the prospectus contained in any effective Registration Statement.

ARTICLE IV
 PRE-EMPTIVE RIGHTS

Section 4.1          Pre-Emptive Rights.  From and after the Effective Date and until such time as Investor, together with its Affiliates, owns less than 15% of the Common Stock then outstanding each time (a) the Company proposes to issue or sell any Common Stock (or any Options or Convertible Securities) of the Company ("Company Equity Securities") or (b) any Subsidiary of the Company proposes to offer for sale or issue equity to any Person other than (i) to a wholly-owned Subsidiary of the Company or the Company or (ii) sales approved by the Board of all of the common stock or equivalent thereof of a Subsidiary (together with Company

Equity Securities, "Equity Securities"), in each case other than in an Excluded Transaction, the Company shall offer such Equity Securities to Investor equal to Investor's Proportionate Share (as hereinafter defined) at the same price and on substantially the same terms as the proposed sale in accordance with this Article IV.

Section 4.2          Procedures.

(a)          The Company shall deliver a written notice ("General Notice") to Investor stating (i) its intention to issue or sell Equity Securities other than in an Excluded Transaction, (ii) the number of such Equity Securities to be offered (iii) the price and terms upon which it intends to offer such Equity Securities and (iv) Investor's Proportionate Share of such offering.

(b)          By written notification received by the Company within ten (10) calendar days after Investor's receipt of the General Notice (the "Election Notice"), Investor may elect to purchase, at the price and on the terms specified in the General Notice, up to that portion of such Equity Securities that equals the proportion that (i) the number of shares of Common Stock then held by Investor bears to (ii) the total number of shares of Common Stock then outstanding (such proportion, "Investor's Proportionate Share").

Section 4.3          Limitations.  The rights provided in this Article IV shall not be applicable to Equity Securities issued in any Excluded Transaction.  In addition to the foregoing, the rights provided in this Article IV shall not be applicable with respect to Investor in any subsequent issuance or sale of Equity Securities if (a) at the time of such issuance or sale, Investor is not an "accredited investor," as that term is then defined in Rule 501(a) of the Securities Act, and (b) such issuance or sale of Equity Securities is otherwise being offered only to accredited investors.

ARTICLE V
 STANDSTILL & NON-DISPARAGEMENT

Section 5.1          Standstill.  Except with the Board's prior written consent, during the Standstill Period, Investor shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly:

(a)          acquire any securities of the Company or any of its Subsidiaries of any class, series or tranche, or rights or options to acquire any such securities (collectively, "Company Securities") such that Investor, together with its Affiliates, Beneficially Owns more than 49% of the outstanding Common Stock, unless such acquisition occurs pursuant to the terms of an offer made by Investor to all holders of such class, series or tranche of Company Securities;

(b)          publicly propose or offer to engage in any merger, consolidation or other business combination transaction involving the Company, other than as permitted pursuant to clause (a) above; or

(c)          enter into any agreement or arrangement or transaction in order to engage in a "short sale" of any Company Security.

Section 5.2          Non-Disparagement.  During the Standstill Period, neither Party shall, and shall cause each of their respective controlled Affiliates not to, directly or indirectly, publicly make any disparaging statement about the other Party or its Subsidiaries or any of their respective officers or directors that is reasonably foreseeable by the Person making such statement to cause reputational harm to the other Party, its Subsidiaries or any of their respective officers or directors; provided, however, the foregoing shall not prohibit a Party or its Affiliates or any of their respective officers or directors from (i) giving truthful statements in response a lawful subpoena or court order or as testimony in any legal or regulatory process or proceeding or (ii) filing any documents in any legal or regulatory process or proceeding as is required by Law.

ARTICLE VI
 REPRESENTATIONS

Section 6.1          Investor Representations.  Investor represents and warrants as follows:

(a)          Power and Authority.  Investor has all requisite corporate, limited liability company or other power and authority to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement by the Investor have been duly authorized by all necessary action on the part of the Investor.

(b)          Binding Effect.  This Agreement has been duly executed and delivered by Investor and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

Section 6.2          Company Representations.  The Company represents and warrants as follows:

(a)          Power and Authority.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by the Company of this Agreement have been duly authorized and approved by the Board, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement.

(b)          Binding Effect.  This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by Investor, this Agreement constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

ARTICLE VII
 TERMINATION

Section 7.1          Termination.  This Agreement may be terminated at any time by the mutual written consent of the Parties hereto.

Section 7.2          Effect of Termination.  From and after a termination in accordance with Section 7.1(a), this Agreement shall become null and void and of no further force and effect; provided, however, notwithstanding any such termination, Sections 8.2, 8.3, 8.8 and 8.13 shall continue in full force and effect indefinitely.  The termination of this Agreement shall not affect any rights or obligations that shall have arisen or accrued prior the date of such termination.

ARTICLE VIII
 MISCELLANEOUS

Section 8.1          Announcements.  Neither the Company nor Investor shall make any public announcement with respect to the existence or terms of this Agreement without the prior approval of the other Party, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, nothing in this Section 8.1 shall prevent any Party from making any public announcement it reasonably considers necessary in order to satisfy its obligations under applicable Law or under the rules of any securities exchange. The Company may file and refer to this Agreement in its public filings with the Securities and Exchange Commission.

Section 8.2          Specific Performance.  The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder shall cause irreparable injury to the other Party for which damages, even if available, shall not be an adequate remedy.  Accordingly, each Party hereby consents, in addition to and not in lieu of monetary damages and other relief, to the issuance of injunctive relief to compel performance of such Party's obligations and to the granting of the remedy of specific performance of its obligations hereunder.

Section 8.3          Notices.  Any notice or other communication required or permitted under this Agreement will be deemed to have been duly given and made if (x) in writing and served by personal delivery upon the party for whom it is intended, (y) one Business Day after being delivered by a nationally recognized overnight delivery service or by certified mail, registered mail or courier service, return-receipt received, or (z) delivered by electronic mail with receipt confirmed (if delivered during the regular business hours of the recipient):

(a)          if to the Company, to:

Aegean Marine Petroleum Network Inc.
10, Akti Kondili
185 45, Piraeus
Greece
Attention:  Spyros Fokas
Email:  S.Fokas@ampni.com

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:  Christian Nagler
Email:  cnagler@kirkland.com
Fax: (212) 446-4660

(b)          if to Investor, to:

Mercuria Asset Holdings (Hong Kong) Limited
 c/o Mercuria Energy Group Limited
63rd Floor
Almas Tower
Dubai UAE
Attention:  Henry Birt or Ghazi Mahmoodzaki S. Abualsaud
Email:  hbirt@mercuria.com and
gabu@mercuria.com

with a copy to:

Mercuria Energy Group Limited
 50 Rue du Rhône
1204 Geneva
Switzerland
 Attention:  François Sornay
Email:  fsornay@mercuria.com

Mercuria Energy Trading, Inc.
20 E. Greenway Plaza, Suite 650
Houston, Texas 77046
Attention:  Mark L. Greenberg
Email:  mgreenberg@mercuria.com

Milbank, Tweed, Hadley & McCloy
28 Liberty Street
New York, New York 10005
Attention:  Scott W. Golenbock
Email:  sgolenbock@milbank.com

or such other address as such Party may hereafter specify by notice to the other Party.  For purposes of this Section 8.3, the "regular business hours of the recipient" shall mean the hours between 8:00 am and 5:00 pm on any Business Day of the recipient in the jurisdiction in which the recipient's address is located or, if delivery is made outside of the foregoing hours or on a day that is not a Business Day of the recipient, then delivery shall be deemed to have occurred on the next Business Day of the recipient.

Section 8.4          Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party, other than an assignment by Investor to an Affiliate provided that such (a) Affiliate assumes all of Investor's agreements and obligations hereunder and (b) no such assignment shall relieve Investor from any of its agreements and obligations hereunder, unless and to the extent such agreements and obligations are fully assumed by such Affiliate.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of each of the Parties to this Agreement and their respective permitted successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person, other than the Parties to this Agreement and their respective successors and assigns, or other Persons who become bound by the terms of this Agreement, any rights or remedies under or by reason of this Agreement.

Section 8.5          Amendment; Waiver.  This Agreement may be amended, modified, waived or altered only in a writing signed by both of the Parties.  The failure of a Party to insist upon the performance of any provision hereof shall not constitute a waiver of, or estoppel against, assertion of the right to require such performance, nor shall a waiver or estoppel in one case or instance imply a waiver or estoppel with respect to any other case or instance, whether of similar nature or otherwise.

Section 8.6          Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

Section 8.7          Expenses.  Each Party shall bear its own costs and expenses in connection with the negotiation, execution and performance of this Agreement.

Section 8.8          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 8.9          Further Assurances.  The Parties agree to cooperate fully in the execution, acknowledgment and delivery of all instruments, agreements and other papers and to take such other actions as may be necessary to further carry out and fully accomplish the intent and purposes of this Agreement.

Section 8.10          Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Wherever in this Agreement a singular word appears, it shall also include the plural wherever required by the context, and vice versa.  Wherever in this Agreement a masculine, feminine or neutral pronoun appears, it shall also include each other gender wherever required by the context.

Section 8.11          Entire Agreement.  This Agreement and the Investment Agreement constitute the entire agreement between the Parties respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral.

Section 8.12          Governing Law; Jurisdiction.

(a)          This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflicts of Laws principles thereof that would require or permit the application of the Law of another jurisdiction.

(b)          The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, as long as such court shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(c)          EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13          Counterparts; Facsimile.  This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.  Any executed counterpart delivered by facsimile or other means of electronic transmission shall be deemed an original for all purposes.

Section 8.14          Effectiveness.  This Agreement shall not become effective unless and until the Effective Date shall have occurred.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement on the date first written above.

AEGEAN MARINE PETROLEUM NETWORK, INC.

By:	/s/ Spyridon Fokas
Name: Spyridon Fokas Title: General Counsel

[Signature Page to Investor Rights Agreement]

MERCURIA ASSET HOLDINGS (HONG KONG) LIMITED

By:	/s/ Nikolay Valchinkovski
Name: Nikolay Valchinkovski
Title: Director

[Signature Page to Investor Rights Agreement]